UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2016, the Board of Directors (the “Board”) of MasTec, Inc., a Florida corporation (“MasTec”), appointed Mr. C. Robert Campbell as a Class III director to fill a vacancy in that Board Class. The terms of the current Class III directors do not expire until MasTec’s 2019 Annual Meeting of Shareholders. In accordance with MasTec’s Amended and Restated Bylaws and the Florida Business Corporation Act, Mr. Campbell, however, will serve for an initial term ending at MasTec’s 2017 Annual Meeting of Shareholders, at which time he is currently expected to stand for election as a Class III director to serve until the expiration of the current Class III term. Mr. Campbell has also been appointed to the Finance and Mergers and Acquisitions Committee of the Board.

Mr. Campbell currently serves as the Lead Director for Forward Air Corporation and he previously served as its Audit Committee Chairman and Compensation Committee Chairman. Mr. Campbell is a Director of the Pernix Group, Inc. where he serves as its Audit Committee Chairman and is a member of its Compensation Committee and has previously served as its Vice-Chairman of the Board of Directors. Mr. Campbell has over 30 years of senior financial management experience. From October 2004 to December 2013, Mr. Campbell was MasTec’s Executive Vice President and Chief Financial Officer. From 2002 to 2004, he was Executive Vice President and CFO for TIMCO Aviation Services, Inc. From 1998 to 2000, Mr. Campbell was the President and CEO of BAX Global, Inc. and from 1995 to 1998 Executive Vice President-Finance and CFO for Advantica Restaurant Group, Inc. From 1974 until 1995, Mr. Campbell held various senior management positions with Ryder System, Inc., including 10 years as Executive Vice President and CFO of its Vehicle Leasing and Services Division.

Mr. Campbell, who is a Certified Public Accountant (inactive), has a Bachelor of Science degree in Industrial Relations from the University of North Carolina, an MBA from Columbia University and a Master of Science in Accounting from Florida International University.

There are no arrangements or understandings between Mr. Campbell and any other person pursuant to which Mr. Campbell was appointed as a director of MasTec.

Mr. Campbell will participate in the standard non-employee director compensation arrangements described under the section entitled “Compensation of Directors” in MasTec’s 2016 Proxy Statement, filed with the Securities and Exchange Commission on April 12, 2016.

During 2015, Mr. Campbell was a non-officer employee of MasTec pursuant to an amended and restated employment agreement described in, and filed as an exhibit to, MasTec’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2014. Except as described above, since the beginning of MasTec’s last fiscal year, MasTec has not engaged in any transaction, nor is there any currently proposed transaction, in which Mr. Campbell had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: September 29, 2016	By:	/s/ George L. Pita
George L. Pita
Executive Vice President and Chief Financial Officer